Exhibit 99.2

Contacts: Media Scott Sayres (480) 257-8921 scott.sayres@honeywell.com	Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL BOARD OF DIRECTORS DECLARES SPIN-OFF DIVIDEND
OF GARRETT SHARES

Sets Record and Distribution Dates for Honeywell Common Shareowners

MORRIS PLAINS, N.J., September 5, 2018 -- Honeywell (NYSE: HON) today announced that its Board of Directors has declared a pro rata dividend of Garrett Motion Inc. common stock to be made effective at 12:01 a.m. EDT on October 1, 2018, to Honeywell’s shareowners of record as of 5:00 p.m. EDT on September 18, 2018, the record date.

Each Honeywell shareowner of record will receive a distribution of one share of Garrett Motion Inc. common stock for every 10 shares of common stock, par value $1.00 per share, of Honeywell, that it holds on the record date. The distribution is subject to certain conditions.

“Today’s announcement marks another important step in Honeywell’s portfolio transformation, and demonstrates our continued commitment to generating shareowner value,” said Honeywell Chairman and Chief Executive Officer Darius Adamczyk. “The Garrett spin-off has decades of expertise in developing innovative, cutting-edge technologies for the automotive industry and will benefit from emerging global opportunities in e-boosting, integrated vehicle health management, and cyber security. With an experienced leadership team and growth-focused capital deployment strategy, Garrett is well equipped to deliver returns for its shareowners following its separation from Honeywell,” Adamczyk said.

It is anticipated that when-issued trading on the New York Stock Exchange in Garrett Motion Inc. common stock will begin on or about Monday, September 17. On Monday, October 1 Garrett common stock will begin regular-way trading on the NYSE under the symbol, “GTX.”

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or

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abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

For additional information with respect to Garrett and the proposed spin-off, please refer to the Form 10 Registration Statement, as it may be further amended, on file with the Securities and Exchange Commission.

The spin-off is subject to customary conditions. This communication shall not constitute an offer of any securities for sale, nor shall there be any offer, sale or distribution of securities in any jurisdiction in which such offer, sale or distribution would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.